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                                                                 EXHIBIT 10.27
BOMBARDIER CAPITAL GROUP                                             FLOORPLAN
                                                                    REPURCHASE
                                                                     AGREEMENT
                                                                 ("Agreement")

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     1. Recitals. The undersigned intends to sell at wholesale to retail dealers or distributors various products which now or in the future may exist (the "Merchandise"). Some dealers or distributors may require financial assistance in order to make such purchases from us (each a "Buyer"). To induce Bombardier Capital Group ("BCG") to finance the acquisition of Merchandise by any Buyer and in consideration of the financing thereby enabling us to sell Merchandise to such Buyers, we agree that, whenever a Buyer requests the shipment of Merchandise from us and requests that BCG finance the Merchandise in accordance with any plan of financing offered by BCG from time to time, we may deliver to BCG a Wholesale Instrument describing the Merchandise requested to be financed by BCG (any Merchandise so financed being the "Merchandise"). As used herein, "Wholesale Instrument" shall mean a note, invoice, bill of sale, conditional sales contract, chattel mortgage, lease, trust receipt, chattel paper or other evidence of indebtedness or obligation of payment arising out of the sale or delivery of Merchandise to a Buyer.

     2. Warranties and Representations. Delivery of a Wholesale Instrument shall evidence and warrant the following:

     (a) That any transfer to the retail dealer or distributor of all right, title, and interest in and to the Merchandise shall be contingent upon BCG's financing the transaction;
     (b) That our title to the Merchandise is free and clear of all liens and encumbrances when transferred to the retail dealer or distributor, except for liens in favor of BCG;
     (c) That the Merchandise has been the subject of a bona fide order by the dealer or distributor placed with us and accepted by us and that the dealer or distributor has requested that the transaction be financed by BCG;
     (d)  That the Merchandise is new, unused, and free of any defects; and
     (e) That the Merchandise has been shipped to the purchasing dealer or distributor no more than ten days prior to the Wholesale Instrument date.

     In the event we breach any of the foregoing warranties, we will immediately upon demand pay to BCG, in cash, an amount equal to the outstanding balance owed to BCG with respect to such Merchandise, plus the costs and expenses, if any, incurred by BCG in the enforcement of this Agreement.



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     3. Acceptance of Wholesale Instrument. This Agreement shall in no way bind
BCG to finance the acquisition of any Merchandise, but shall apply only to acquisition transactions accepted by BCG. BCG's final acceptance of a transaction shall be indicated only by BCG's issuance to us of a draft of or other instrument in payment of our Wholesale Instrument less the amount of BCG's discount charge (if any) under the applicable financing program.

     4. Payment of Wholesale Instrument. The payment of a Wholesale Instrument shall be according to such pricing program(s) ("Program") as accepted by us. Our acceptance of any Program may or may not be evidenced by a separate agreement or letter of understanding between BCG and us with respect to particular Programs, but the terms of this Agreement shall prevail in the event of any conflict with the terms of any Program.

     5. Repurchase Obligations. If BCG pays the Wholesale Instrument (whether by check, draft, notice of set off authorized hereunder, or any other means), we will repurchase, within thirty (30) days of our receipt of the possession of Merchandise or within ten (10) days of BCG repurchase demand, whichever date occurs first, such Merchandise from BCG whenever and for whatever reason BCG or we come into possession of the Merchandise on the following terms and conditions:

          (a) We will accept delivery of and repurchase the Merchandise, or any portion of the Merchandise that may from time to time be delivered, in a condition that is new, unused and as may have normal wear and tear resulting from display or demonstration, at such location(s) as you may reasonably designate;

          (b) The price which we will pay to BCG will be an amount equal to the total unpaid balance owed to BCG on the Merchandise plus any reasonable expense, charges or penalties incurred by BCG in connection with the storage or possession of the Merchandise subsequent to repurchase demand, as well as all duties and Canadian taxes (including the goods and services taxes) (the "Repurchase Price"), excluding our wholesale cost for parts and accessories installed by us to replace such parts and accessories specifically identified and delivered pursuant to invoice and financed by you; and,

          (c)  The Repurchase Price shall be payable to BCG in lawful money of
               (i) the United States if the Merchandise was financed by Bombardier Capital Inc., or (ii) of Canada if the Merchandise was financed by Bombardier Credit Ltd.



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          (d)  Our obligation to repurchase Merchandise shall terminate on the
               540th day after the date of our invoice on such Merchandise,


Time Between                               Time Between
Date of                                    Date of
Invoice                                    Invoice and
and Date of                                Date of Your
Your Request           % of Original       Request for      % of Original
for Repurchase         Invoice Amount      Repurchase       Invoice Amount
--------------         --------------      ------------     --------------
0-180 days             100%                361-390 days     86%

181-210 days           98%                 391-420 days     84%

211-240 days           96%                 421-450 days     82%

241-270 days           94%                 451-480 days     80%

271-300 days           92%                 481-510 days     78%

301-330 days           90%                 511-540 days     76%

331-360 days           88%


     We acknowledge that the above-mentioned time periods are calibrated to reflect payment due dates from Buyers and that administrative delays can arise with respect to collection of such payments from the respective Buyers. Accordingly, BCG shall have thirty (30) days after the expiration of each stated time period during which to demand a repurchase from us, and, if a demand is made during the thirty (30) days, then the repurchase percentage of the original invoice amount, if applicable, will be the rate as stated in the expired period.

     In the event no obligations arise hereunder to repurchase the Merchandise, we shall, at your request, provide remarketing services with respect to such Merchandise you repossess.

     In the event we default in the payment of the Repurchase Price when due, interest shall immediately commence accruing on the unpaid portion of the Repurchase Price at the rate of eighteen percent (18%) per annum until fully paid. Merchandise repossessed or in the possession of BCG may be sold or disposed of by BCG, its agents or affiliates, without prior repurchase demand.

     6. Bailment and Transfer of Repurchased Merchandise. Until such time as BCG has received the repurchase payment any Merchandise or portion thereof is held by us solely as bailee for BCG and is subject to the superior possessory right of BCG. Immediately upon demand we shall surrender possession of any Merchandise pursuant to the instructions of BCG. Contemporaneous to full and final payment to BCG of the Repurchase Price, the bailment shall terminate and BCG shall thereby transfer to us all of its right, title, and interest in and to the Merchandise.


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     7. Set Off and Extensions. Upon notice to us, BCG may deduct, set off, withhold, or apply any sums or payments due from us to BCG against any sums due from BCG to us. If BCG is entitled to a set off under the terms of this Agreement at the time BCG receives a Wholesale Instrument from us, or before such Wholesale Instrument falls due, then, to the extent of such entitlement, BCG's notice of set off delivered to us shall constitute an instrument in payment for all purposes of this Agreement. BCG may extend the time for payment of, modify, restructure, or defer the obligations of any Buyer without notice to us and without altering our obligations hereunder.

     8. Waiver. We waive notice of non-payment, protest and dishonor of any Wholesale Instrument, and all other notices we might otherwise be entitled by law. We waive any rights we may have to require BCG to proceed against the dealer or distributor or to pursue any other remedy in BCG's power. BCG's delay in failure to exercise any rights granted hereunder shall not operate as a waiver of those rights. Any delay by BCG in repossessing Merchandise that is subject to this Agreement shall not waive or modify our obligations hereunder, so long as BCG pursues repossession in good faith. In the event BCG is unable to enforce its security interest in any Merchandise as a result of bankruptcy proceedings or other litigation, mediation or arbitration affecting the Merchandise, any expiration of our repurchase obligations shall be stayed effective the commencement date of such bankruptcy proceedings or other litigation, mediation or arbitration.

     9. Financial Statements. We will deliver to you our financial statement for the fiscal year then most recently ended not later than twenty (20) days after the preparation of such financial statement, but in no event later than one hundred twenty (120) days after the expiration of each of our fiscal years. In addition, as BCG may reasonably request from time to time, we will promptly deliver to BCG interim financial statements. All of our financial statements shall be prepared in accordance with generally accepted accounting principles.

     10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of BCG and the undersigned. All of BCG's obligations hereunder may be performed by any of BCG's subsidiary and/or affiliated companies, and all of the promises we make hereunder shall inure jointly and severally to BCG and each of BCG's subsidiary and/or affiliated companies as the same may exist from time to time. If BCG finances the acquisition of any Merchandise sold or shipped to a Buyer by any subsidiary, affiliated company and/or distributor of ours, we agree that all of our promises and obligations shall remain in force as if such Merchandise had been sold or shipped by us.

     11. Termination. We may terminate this Agreement by notice to the other party, the termination to be effective thirty days after the date of delivery thereof, but the termination shall in no manner terminate our liability with respect to financial transactions entered into by BCG with any Buyer prior to the


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effective date of termination, including, without limitation, transactions which will not be completed until after the effective date of termination.

     12. Louisiana. With respect to transactions financed by BCG for Buyers located in the State of Louisiana, upon BCG's payment for each item of Merchandise, we hereby assign and grant to BCG without warranty or recourse, any vendor's privilege and lien on that item granted under Louisiana law to the fullest extent as if BCG had actually sold the Merchandise to the dealer or distributor; provided, however, that nothing contained in this Agreement shall be deemed a representation or warranty by us that any valid or enforceable vendor's lien or privilege exists under Louisiana law.

     13. Miscellaneous. We do not intend to enter into a joint venture with BCG and nothing contained in this Agreement shall be construed to establish a joint venture between BCG and us. We agree that any repurchase by us of Merchandise pursuant to this Agreement does not constitute a purchase of the debt owed by any Buyer to BCG.

     14. Merger Clause and Modification. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No course of dealing, course of performance or trade usage, and no parol evidence of any nature shall be used to supplement or modify the terms of this Agreement. If at any time one or more provisions of this Agreement becomes invalid, illegal or unenforceable in whole or in part in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. This Agreement may not be modified except by written agreement signed by all parties hereto. We agree to provide to BCG such further writings, certificates or other documentation as BCG may reasonably request in order to fulfill the intent of this Agreement.

     15. Notices. All notices or repurchase demands required or permitted to be delivered hereunder shall be in writing, and shall be deemed received three (3) days after mailed postage prepaid, certified mail, return receipt requested, to the business addresses for the parties as written below.

     16. Counterparts and Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same agreement. The section headings in this Agreement are inserted for convenience of reference only and shall not limit or otherwise effect the meaning of any provision thereof.

     Notice of the acceptance of this Agreement is hereby waived.

     IN WITNESS WHEREOF, we have caused this Agreement to be executed by our undersigned agents, duly authorized.



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Date:___________________________                        BELLCREST HOMES, INC.

By:_____________________________                        By:___________________

Title:__________________________                        Title:________________

(If a Corporation, two authorized                       Address:______________
officers must sign).                                    ______________________




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                       CERTIFICATE OF CORPORATE SECRETARY

     The undersigned, Secretary of Bellcrest Homes, Inc. (the "Corporation") hereby certifies to Bombardier Capital Group, its successors and assigns, that the foregoing FLOORPLAN REPURCHASE AGREEMENT was approved, and executed thereof by Glinn H. Spann and Richard S. Kluttz acting on behalf of the Corporation was authorized, by resolution of the board of directors of the Corporation duly adopted at a valid meeting of the board of directors of the Corporation held on April 22, 1987, which resolution has not been amended or revoked and remains in full force and effect. I further certify that the signatures appearing above are in fact the signatures of the persons so authorized. In witness whereof, I have subscribed my name and attached the seal of the Corporation hereto this 10th day of August, 1993.

                                          ______________________________
                                          Secretary


ACCEPTED:

By:  BOMBARDIER CAPITAL INC.              By:      BOMBARDIER CREDIT LTD.

By:______________________________         By:___________________________
Name:____________________________         Name:_________________________
Title:___________________________         Title:________________________
Attn:  Manufacturing Accounts             Attn:  Manufacturing Accounts
       Region                                    Region
Seven Burlington Square                          5571 Saint Joseph Street
P.O. Box 5309                                    Valcourt, Quebec
Burlington, Vermont                              Canada JOE 2L0
U.S.A. 05402-5309




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